POWER OF ATTORNEY

         The undersigned Trustees and officers of Hillview Investment Trust II (the "Trust") hereby appoint David M. Spungen, Joseph A. Bracken, Gary R. Sobelman, M. Kathleen Wood and Arthur J. Brown, Esq. as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 12th day of June, 2000.

Name                                            Title

/s/ Richard D. Driscoll                         Trustee
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Richard D. Driscoll

/s/ Richard W. Hutson                           Trustee
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Richard W. Hutson

/s/ David M. Spungen                            Trustee and President
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David M. Spungen

/s/ Robert W. Uek                               Trustee
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Robert W. Uek

/s/ Joseph A. Bracken                           Treasurer
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Joseph A. Bracken

/s/ Gary R. Sobelman                            Vice President
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Gary R. Sobelman

/s/ M. Kathleen Wood                            Secretary
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M. Kathleen Wood